UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2007

Fortress International Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51426	20-2027651
(Commission File Number)	(IRS Employer Identification No.)

9841 Broken Land Parkway, Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

(410) 312-9988

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)   On August 29, 2007, Fortress International Group, Inc. (the “Company”), acting through its disinterested Board of Directors and approved by the Company’s audit committee, entered into a prepayment agreement (the “Agreement”) with Thomas P. Rosato, the Company’s Chief Executive Officer and a member of the board of directors, to revise the repayment terms of the $5,000,000 Convertible Promissory Note, dated January 19, 2007, issued to Mr. Rosato by the Company (the “Rosato Note”), as consideration in connection with the Company’s acquisition of TSS/Vortech. Pursuant to the Agreement, the Company has agreed to pay down a portion of the Rosato Note in the amount of $2,000,000 as a prepayment of the Rosato Note and Rosato has agreed that such prepayment shall retire $2,500,000 of the Rosato Note. In addition, Rosato has agreed to use the $2,000,000 of funds received from the Company to purchase the Company’s publicly traded common stock and warrants pursuant to a 10b5-1 Plan with a designated broker in accordance with the conditions of Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

The description of the material terms of the Agreement above is subject to the full terms and conditions of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Prepayment Agreement, dated as of August 29, 2007, between Fortress International Group, Inc. and Thomas P. Rosato

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress International Group, Inc.
(Registrant)

Date: August 29, 2007	By:	/s/ Harvey L. Weiss
Harvey L. Weiss
Chairman

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